UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) MAY 25, 2007

GENETHERA

(Exact name of registrant as specified in its charter)

FLORDIA (State or other jurisdiction of incorporation)	33-142603 (Commission File Number)	65-0622463 (IRS Employer Identification No.)

3930 Youngfield Street, Wheat Ridge CO (Address of principal executive offices)		80033 (Zip Code)

Registrant's telephone number, including area code (303) 463-6371

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

(a) On April 18, 2007, the Registrant issued a press release, announcing the declaration of a stock dividend. The text of such press release is set forth in an exhibit to this current report.

Item 8.01. Other Events

On April 18, 2007, the Board of Directors of the Registrant adopted a resolution authorizing a cash dividend, payable is cash, to stockholders of record as of a record date of May 21, 2007, in the amount of $.0004 for each  issued and outstanding share of the Registrant’s common shares.  Company filed a 8-K on May 18, 2007, stating the dividend would be paid in unrestricted and newly-issued shares of the Registrant’s common stock, howver, the dividend will be paid incCash pursurant to the press release dated april 18, 2007 and the Board resolution of april 18, 2007.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed as part of this current report:

Exhibit 99.1	April 18, 2007 Press Release (Stock Dividend) (filed as Exhibit 99.1 to 8-K dated May 18, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2007		GENETHERA, INC.

	By:	/s/ Antonio Milici Antonio Milici Chief Executive Officer